UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

___________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective December 11, 2009, Helix Wind, Corp (the “Company”) entered into a Settlement Agreement and Mutual Release with Kenneth Morgan relating to the previously announced complaint filed by Kenneth Morgan against the Company, Ian Gardner and Scott Weinbrandt, and the cross-compliant filed by the Company against Kenneth Morgan. The Settlement Agreement provides that in order for the settlement of the litigation to become effective the Company must pay Kenneth Morgan the amount of $150,000 within 7 days after completing a capital raise of at least $2,000,000, or by January 15, 2010.  The description of the terms of the settlement agreement is qualified by reference to the form of the agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 8.01 Other Events

Effective December 11, 2009, three shareholders of the Company entered into shareholder lock-up agreements, one of which is an entity owned by the Company’s Chief Executive Officer and a director, Ian Gardner (the “Gardner Lock-Up Agreement”).  The other two shareholders subject to the lock-up agreements are the Kabir M. Kadre Trust (the “Kadre Lock-Up Agreement”) and Kenneth Morgan (the “Morgan Lock-Up Agreement”).  The lock up agreements generally prohibit the shareholders from directly or indirectly offering to sell, granting an option for the purchase or sale of, transfer, assignment or other disposition of the common shares of Company stock they control. However, the provisions in the Kadre Lock-Up Agreement and Morgan Lock-Up Agreement allow for the sale of an aggregate 105,000 shares per each 90-day period during the period commencing February 11, 2010 and ending February 10, 2011, and 120,000 shares per each 90-day period commencing February 11, 2011 and ending February 10, 2012. The Gardner Lock-Up Agreement commences August 10, 2010 due to a previous 18 month lock up agreement executed in February 2009.  The Gardner Lock-Up Agreement allows for the sale of an aggregate of 105,000 shares can be sold per each 90-day period during the period commencing August 11, 2010 and ending February 10, 2011 and 120,000 shares per each 90-day period commencing February 11, 2011 and ending February 10, 2012.

Each lock-up agreement is subject to several conditions in order for them to become effective, including (i) the closing of a capital raise in the minimum amount of $5,000,000 on or before February 10, 2010, (ii) in the case of the Morgan Lock-Up Agreement, the execution of the Gardner Lock-Up Agreement; (iii) in the case of the Gardner Lock-Up Agreement, the execution of the Morgan Lock-Up Agreement; and (iv) in the case of the Kadre Lock-Up Agreement, the execution of the Morgan Lock-Up Agreement and Gardner Lock-Up Agreement.  Additionally, the Morgan Lock-Up Agreement is subject to the Company’s obligation to pay Kenneth Morgan the amount of $150,000 within 7 days after completing a capital raise of at least $2,000,000, or by January 15, 2010, as described in the Settlement Agreement referenced above.

Each lock-up agreement provides that it shall terminate and have no further force and effect on the earlier of: (i) the termination of the other lock-up agreements as described above, (ii) the date that any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires beneficial ownership of voting securities of the Company, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; (iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of the Company unless, in each case, the beneficial owners of outstanding voting securities of the Company immediately prior to transaction continue to beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) February 11, 2012.

The description of the terms of the lock up agreements is qualified by reference to the form of the agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Settlement Agreement and Mutual Release dated December 11, 2009
Exhibit 10.2	Form of December 2009 Lock-Up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Ian Gardner
Name:	Ian Gardner
Title:	Chief Executive Officer

Date:  December 13, 2009